Exhibit 5

BARNES & THORNBURG LLP                                                                                                                     11 South Meridian Street
Indianapolis, IN  46204-3555 U.S.A.
(317) 236-1313
Fax (317) 231-7433

www.btlaw.com

December 7, 2005

White River Capital, Inc.
250 North Shadeland Avenue
Indianapolis, Indiana 46219

Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by White river Capital, Inc. (the “Company”) with the Securities and Exchange Commission, relating to the registration of up to 250,000 shares of the common stock, without par value, of the Company (the “Common Stock”) under the White River Capital, Inc. Stock Incentive Plan (the “Plan”), as such Plan may be amended from time to time. In connection with your request, we have made such examination of the corporate records and proceedings of the Company and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

Based upon such examination, we are of the opinion that when the Plan has been approved by the shareholders of the Company as contemplated in the Plan, the Common Stock has been purchased and the purchase price therefor has been paid as contemplated by the Plan and as described in the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which the Common Stock is to be sold pursuant to the exercise of stock options granted under the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

Barnes & Thornburg LLP